Exhibit 99.1

TUCOWS INC. REPORTS FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2008

TORONTO, November 10, 2008 – Tucows Inc., (AMEX:TCX, TSX:TC) a global provider of domain names, email and other Internet services, today reported its financial results for the third quarter ended September 30, 2008. All figures are in U.S. dollars.

“Despite a difficult environment, our third quarter revenue growth was driven by the strong performance of our OpenSRS Wholesale Services, primarily domain registration,” said Elliot Noss, President and CEO of Tucows. “A number of factors, including weakness in our email business and the general economy putting downward pressure on advertising has dampened our cash flow in 2008. In addition, the significant strengthening of the Canadian dollar during the quarter negatively impacted net income by over $1 million compared to the third quarter last year. As a result, while we still expect 2008 revenue and net income to grow compared to last year, we now expect cash flow from operations for 2008 to be lower than last year.”

Mr. Noss continued, “In 2008 we completed numerous initiatives that will result in growth across our business. These accomplishments, combined with a business model composed predominantly of high-volume, low-cost transactions for services essential to establishing and maintaining a presence on the Internet, position us well to weather challenging economic conditions.”

 “Our business will continue to generate strong cash flow from operations,” said Noss. “This, combined with proceeds from the sale of our equity position in Afilias and the recent divestiture of non-core hosting assets will support our share buyback program, as we focus on realizing value for our shareholders.”

Summary Financial Results

(Numbers in Thousands of US Dollars, Except Per Share Data)

	3 Months Ended Sept. 30, 2008	3 Months Ended Sept. 30, 2007	9 Months Ended Sept. 30, 2008	9 Months Ended Sept. 30, 2007
Net Revenue	$20,147	$17,812	$59,309	$56,398
EBITDA	1,293	1,378	5,487	7,922
Adjusted Net Income	(93)	1,130	2,639	8,258
Net (Loss)/Income	(71)	(311)	1,056	3,610
Net (Loss) Income/Share	—	—	0.01	0.05
Cash Flow from Operations	(107)	2,264	2,590	5,788

Summary of Revenue and Cost of Revenue

(Numbers in Thousands of US Dollars)

	Revenue		Cost of Revenue
	Three Months Ended Sept. 30, 2008	Three Months Ended Sept. 30, 2007	Three Months Ended Sept. 30, 2008	Three Months Ended Sept. 30, 2007
Traditional Domain Registration Services	$13,688	$12,332	$11,016	$9,159
Domain Portfolio Services	1,265	538	183	161
Email Services	1,517	1,771	162	153
Retail Services	2,071	1,462	558	441
Other Services	1,606	1,709	408	417
Total	$20,147	$17,812	$12,327	$10,331

Net revenue for the third quarter of fiscal 2008 increased 13.1% to $20.1 million from $17.8 million for the third quarter of fiscal 2007. The increase was the result of the growth in both traditional domain registration services and domain portfolio services. Adjusted net income for the third quarter of 2008 was a loss of $93,000 compared with adjusted net income of $1.1 million for the third quarter of 2007. Net loss was $71,000, or $0.00 per share, compared with a net loss of $311,000, or $0.00 per share, for the third quarter of fiscal 2007.

Deferred revenue at the end the third quarter of fiscal 2008 was $54.4 million, an increase of 9% from $49.8 million at the end of the third quarter of 2007 and unchanged from $54.4 million at the end of the second quarter of fiscal 2008.

Cash and restricted cash at the end of the third quarter of fiscal 2008 was $2.7 million compared with $6.2 million at the end of the third quarter of fiscal 2007 and $2.9 million at the end of the second quarter of fiscal 2008. This decrease compared to the second quarter of 2008 is primarily the result of cash used in operations of $107,000, additions to property, plant and equipment of $627,000 and the repayment of $479,000 of the Company’s bank loan, which was partially offset by $921,000 generated through the sale of the Company’s remaining hosting accounts.

EBITDA and Adjusted Net Income

To assist financial statement users in an assessment of the Company’s historical performance and to project its future earnings and cash flows, the Company has included earnings before interest, taxes, depreciation and amortization (EBITDA). EBITDA is presented because it is an important supplemental measure of performance frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate EBITDA differently. EBITDA is not a measurement of financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to Net Income as indicators of operating performance or any other measures of performance derived in accordance with (GAAP). Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. See the Consolidated Statements of Cash Flows included in the attached financial statements. As a non-GAAP performance measure, EBITDA, has certain material limitations as follows:

•                  It does not include interest expense. Because the Company has borrowed money to finance some of its operations, interest is a necessary part of the Company’s costs and ability to generate revenue. Therefore, any measure that excludes interest has material limitations;

•                  It does not include depreciation and amortization expense. Because the Company must utilize capital assets in order to generate revenues, depreciation and amortization expense is a necessary and ongoing part of the Company’s costs. Therefore, any measure that excludes depreciation and amortization expense has material limitations; and,

•                  It does not include taxes. Because the payment of taxes is a necessary and ongoing part of the Company’s operations, any measure that excludes taxes has material limitations.

Management compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with its analysis of net earnings.

Adjusted Net Income represents EBITDA plus the additional adjustments described in the table below. The adjustments reflect the material amount of cash collected by the Company for domain registrations and other Internet services paid for the full term at the time of activation, with the revenue deferred, net of prepaid fees. In addition, adjusted Net Income reflects earnings and expenses considered as non-representative of ongoing business for the reasons specified below. Each of the items being adjusted for may create certain material limitations in the use of Adjusted Net Income as a non-GAAP financial measure. Adjusted Net Income is one of the primary measures the Company uses for planning and budgeting purposes, incentive compensation and to monitor and evaluate Tucows’ financial and operating results. Adjusted Net Income is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See the Consolidated Statements of Cash Flows included in the attached financial statements.

Conference Call

Tucows will host a conference call today, Monday, November 10, at 5:00 p.m. ET to discuss the Company’s third quarter results. To access the conference call via the Internet go to http://tucowsinc.com/investors and click on “Financials.”

For those unable to participate in the conference call at the scheduled time, it will be archived for replay both by telephone and via the Internet beginning approximately one hour following completion of the call. To access the archived conference call by telephone, dial 416-640-1917 or 1-877-289-8525 and enter the pass code 21286921 followed by the pound key. The telephone replay will be available until Monday, November 17, 2008 at midnight. To access the archived conference call as an MP3 via the Internet, go to http://tucowsinc.com/investors.

About Tucows

Tucows is a global Internet services company.

OpenSRS manages over 8 million domain names and millions of email boxes through a reseller network of over 9,000 web hosts and ISPs. Our Retail group sells services directly to consumers and small businesses through Domain Direct, It’s Your Domain and NetIdentity. YummyNames owns premium domain names that generate revenue through advertising or resale. Butterscotch.com is an online video network building on the foundation of Tucows.com.

More information can be found at http://tucowsinc.com.

This release may contain forward-looking statements, relating to the Company’s operations or to the environment in which it operates, which are based on Tucows Inc.’s operations, estimates, forecasts and projections. These statements are not guarantees of future performance and are subject to important risks, uncertainties and assumptions concerning future conditions that may ultimately prove to be inaccurate or differ materially from actual future events or results. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward-looking statements. Consequently, investors should not place undue reliance on these forward-looking statements, which are based on Tucows Inc.’s current expectations, estimates, projections, beliefs and assumptions. These forward-looking statements speak only as of the date of this release and are based upon the information available to Tucows Inc. at this time. Tucows Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Tucows  Inc.

Consolidated Balance Sheets

(Dollar amounts in U.S. dollars)

(unaudited)

	September 30	December 31,
	2008	2007

Assets

Current assets:
Cash and cash equivalents	$2,721,033	$8,093,476
Accounts receivable	3,656,567	3,422,180
Prepaid expenses and deposits	2,595,737	3,132,129
Prepaid domain name registry and other Internet services fees, current portion	29,008,651	25,473,465
Cash held in escrow	1,088,793	1,070,632
Deferred tax asset, current portion	500,000	500,000
Total current assets	39,570,781	41,691,882

Prepaid domain name registry and other Internet services fees, long-term portion	11,713,428	10,765,862
Property and equipment	3,551,311	4,963,311
Deferred financing charges	89,800	128,200
Deferred tax asset, long-term portion	2,500,000	2,500,000
Intangible assets	20,597,060	22,150,738
Goodwill	17,490,807	17,490,807
Investment	353,737	353,737
Total assets	$95,866,924	$100,044,537

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$2,302,239	$2,689,346
Accrued liabilities	2,975,686	3,289,087
Customer deposits	3,119,092	3,267,784
Promissory note payable	—	6,000,000
Loan payable, current portion	1,914,242	1,914,242
Deferred revenue, current portion	38,159,670	35,465,584
Accreditation fees payable, current portion	513,989	483,090
Total current liabilities	48,984,918	53,109,133

Deferred revenue, long-term portion	16,221,513	15,147,644
Accreditation fees payable, long-term portion	190,811	181,345
Loan payable, long-term portion	4,423,685	6,859,366
Deferred tax liability	5,396,000	5,396,000

Stockholders’ equity:
Preferred stock - no par value, 1,250,000 shares authorized; none issued and outstanding	—	—
Common stock - no par value, 250,000,000 shares authorized; 73,923,542 shares issued and outstanding at September 30, 2008 and 73,888,542 shares issued and outstanding at December 31, 2007	15,368,310	15,350,915
Additional paid-in capital	48,762,868	48,537,313
Deficit	(43,481,181)	(44,537,179)
Total stockholders’ equity	20,649,997	19,351,049
Total liabilities and stockholders’ equity	$95,866,924	$100,044,537

Tucows  Inc.

Consolidated Statements of Operations

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007

Net revenues	$20,147,195	$17,811,914	$59,308,731	$56,398,012

Cost of revenues:
Cost of revenues (*)	13,981,247	12,271,047	40,794,276	35,702,644
Depreciation of property and equipment	795,445	995,954	2,437,542	2,791,050
Amortization of intangible assets	29,199	83,060	134,597	210,132
Total cost of revenues	14,805,891	13,350,061	43,366,415	38,703,826

Gross profit	5,341,304	4,461,853	15,942,316	17,694,186

Expenses:
Sales and marketing (*)	1,705,512	1,712,676	5,132,380	4,537,198
Technical operations and development (*)	1,527,237	1,723,857	4,666,832	5,288,829
General and administrative (*)	2,240,134	1,257,206	5,361,217	3,566,847
Depreciation of property and equipment	57,386	68,316	177,317	198,107
Loss on disposition of property and equipment	498,529	—	498,529	—
Amortization of intangible assets	360,540	322,781	1,122,655	778,823
Total expenses	6,389,338	5,084,836	16,958,930	14,369,804

Income (loss) from operations	(1,048,034)	(622,983)	(1,016,614)	3,324,382

Other income (expenses):
Interest income (expense), net	(90,859)	(203,376)	(467,264)	(294,322)
Other income, net	1,098,245	530,583	2,631,010	619,014
Total other income	1,007,386	327,207	2,163,746	324,692

Income (loss) before provision for income taxes	(40,648)	(295,776)	1,147,132	3,649,074

Provision for income taxes	30,000	14,816	91,134	38,816
Net income (loss) for the period	$(70,648)	$(310,592)	$1,055,998	$3,610,258

Basic earnings (loss) per common share	$(0.00)	$(0.00)	$0.01	$0.05

Shares used in computing basic earnings (loss) per common share	73,923,542	74,100,911	73,903,998	74,548,903

Diluted earnings (loss) per common share	$(0.00)	$(0.00)	$0.01	$0.05

Shares used in computing diluted earnings (loss) per common share	73,923,542	74,100,911	75,245,047	77,417,506

(*) Stock-based compensation has been included in expenses as follows:
Cost of revenues	$5,500	$4,100	$14,600	$11,000
Sales and marketing	$17,200	$21,400	$48,500	$61,100
Technical operations and development	$13,100	$18,900	$41,800	$62,300
General and administrative	$52,500	$33,900	$128,600	$118,100

Tucows  Inc.

Reconciliation of EBITDA and Adjusted Net (Loss) Income

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007

Net income (loss) for the period	$(70,648)	$(310,592)	$1,055,998	$3,610,258
Depreciation of property and equipment	852,831	1,064,270	2,614,859	2,989,157
Amortization of intangible assets	389,739	405,841	1,257,252	988,955
Interest income (expense), net	90,859	203,376	467,264	294,322
Provision for income taxes	30,000	14,816	91,134	38,816
EBITDA	1,292,781	1,377,711	5,486,507	7,921,508

Adjustments to EBITDA (1)
Change in prepaid domain name registry and other Internet services fees	(775,955)	(795,949)	(4,482,752)	(3,548,500)
Change in deferred revenue	(9,699)	834,795	3,767,955	4,711,315
Loss on disposition of property and equipment	498,529	—	498,529	—
Dividend income	(176,861)	(530,583)	(353,722)	(619,014)
Transitional costs	—	244,336	—	244,336
Reversal of contingencies	—	—	—	(451,249)
Sale of customer relationships	(921,384)	—	(2,042,449)	—
Other Income	—	—	(234,839)	—
Subtotal Adjustments to EBITDA	(1,385,370)	(247,401)	(2,847,278)	336,888

Adjusted Net Income (Loss)	$(92,589)	$1,130,310	$2,639,229	$8,258,396

(1) Adjustments to EBITDA

We define Adjusted EBITDA as net income adjusted for depreciation, amortization, interest, taxes and further adjusted for certain cash and non-cash charges.

Consolidated Statements of Cash Flows

(Dollar amounts in U.S. dollars)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007

Cash provided by (used in):
Operating activities:
Net income (loss) or the period	$(70,648)	$(310,592)	$1,055,998	$3,610,258
Items not involving cash:
Depreciation of property and equipment	852,831	1,064,270	2,614,859	2,989,157
Loss on disposition of property and equipment	498,529	—	498,529	—
Amortization of deferred financing charges	12,200	(142,600)	38,400	(142,600)
Amortization of intangible assets	389,739	405,841	1,257,252	988,955
Gain on sale of customer relationships	(921,384)	—	(2,042,449)	—
Unrealized change in the fair value of forward exchange contracts	525,571	(61,673)	555,364	(1,164,114)
Stock-based compensation	88,300	78,300	233,500	252,500
Change in non-cash operating working capital:
Accounts receivable	(518,310)	87,922	(234,387)	(975,729)
Prepaid expenses and deposits	641,629	875,841	536,392	(161,669)
Prepaid fees for domain name registry and other Internet services fees	(775,955)	(795,949)	(4,482,752)	(3,548,500)
Accounts payable	(480,839)	(161,037)	(231,770)	(906,624)
Accrued liabilities	(177,701)	218,368	(868,765)	651,189
Customer deposits	(167,691)	204,906	(148,692)	(165,560)
Deferred revenue	(9,699)	834,795	3,767,955	4,711,315
Accreditation fees payable	6,245	(34,255)	40,365	(350,283)

Net cash (used in) provided by operating activities	(107,183)	2,264,137	2,589,799	5,788,295

Financing activities:
Proceeds received on exercise of stock options	—	17,912	9,450	204,255
Repurchase of shares	—	—	—	(2,446,955)
Proceeds received on loan payable	—	9,571,209	—	9,571,209
Repayment of promissory note and loan payable	(478,561)	(319,040)	(8,435,681)	(319,040)

Net cash (used in) provided by financing activities	(478,561)	9,270,081	(8,426,231)	7,009,469

Investing activities:
Cost of domain names (acquired) / sold	4,705	—	(4,239)	(18,425)
Additions to property and equipment	(627,024)	(200,213)	(1,922,764)	(3,093,366)
Proceeds on disposition of property and equipment	66,039	—	66,039	—
Decrease in restricted cash - being margin security against forward exchange contracts	—	255,000	—	764,423
Acquisition of Hosted Messaging Assets from Critical Path Inc., net of cash acquired	—	—	—	(90,050)
Acquisition of Boardtown Corporation, net of cash acquired	—	—	—	(4,900)
Acquisition of Innerwise Inc., net of cash acquired	—	(10,332,065)	—	(10,332,065)
Sale of customer relationships	921,384	—	2,343,114	—
(Decrease) increase in cash held in escrow	(5,396)	(1,058,620)	(18,161)	(364,041)

Net cash provided by (used in) investing activities	359,708	(11,335,898)	463,989	(13,138,424)

(Decrease) increase in cash and cash equivalents	(226,036)	198,320	(5,372,443)	(340,660)

Cash and cash equivalents, beginning of period	2,947,069	5,717,412	8,093,476	6,256,392

Cash and cash equivalents, end of period	$2,721,033	$5,915,732	$2,721,033	$5,915,732

Supplemental cash flow information: Interest paid	$100,060	$274,369	$552,298	$484,368

Supplementary disclosure of non-cash investing activity: Capital assets acquired during the period not yet paid for	$117,733	$293,205	$117,733	$293,205